Exhibit 99.1

ENDO INTERNATIONAL PLC ANNOUNCES THE EXPIRATION AND FINAL TENDER RESULTS

OF ITS PREVIOUSLY ANNOUNCED TENDER OFFER

DUBLIN, August 21, 2020 — Endo International plc (the “Company”) (NASDAQ: ENDP) announced today the expiration and final tender results of the previously announced cash tender offer (the “Offer”) by its wholly owned subsidiary Endo Finance LLC (“Endo Finance”) for any and all of its outstanding 5.75% Senior Notes due 2022 (the “Notes”), which expired at 5:00 p.m., New York City time, on August 21, 2020 (the “Expiration Time”).

As of the Expiration Time, $10,431,000 aggregate principal amount of Notes, or approximately 5.72% of the aggregate principal amount of Notes outstanding, had been validly tendered and not validly withdrawn. There are no Notes that remain subject to guaranteed delivery procedures. The complete terms and conditions of the Offer were set forth in the Offer to Purchase, dated August 17, 2020 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery (together with the Offer to Purchase, the “Offer Documents”).

Endo Finance expects to accept for payment all Notes validly tendered and not validly withdrawn prior to the Expiration Time and, in accordance with the terms of the Offer to Purchase, will pay all holders of such Notes $950 per $1,000 principal amount for all Notes accepted in the Offer on August 26, 2020 (the “Payment Date”), including those properly tendered and not validly withdrawn prior to the Expiration Time and those tendered by the guaranteed delivery procedures described within the Offer to Purchase within two business days after the Expiration Time. Also, on the Payment Date, Endo Finance will pay accrued and unpaid interest from the July 15, 2020 interest payment date to, but not including, the Payment Date. For avoidance of doubt, interest on the Notes will cease to accrue on the Payment Date for all Notes accepted in the Offer. All Notes purchased on the Payment Date will subsequently be retired.

D.F. King & Co., Inc. was the information agent and tender agent for the Offer.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer was made solely pursuant to the Offer Documents. The Offer was not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements regarding the settlement timing of the Offer. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, including those risks related to our ability to consummate the Offer on the terms described herein and on the time period described or at all and such other factors as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption “Risk Factors” in Endo’s latest Form 10-K and subsequent Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo’s future results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

CONTACT: Media: Heather Zoumas-Lubeski, (484) 216-6829, media.relations@endo.com; Investors: Pravesh Khandelwal, (845)-364-4833, relations.investor@endo.com

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